Exhibit 5.1

May 14, 2026

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

Ladies and Gentlemen:

We have acted as counsel to Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of an aggregate of 2,628,571 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated May 14, 2026 (the “Underwriting Agreement”), between the Company and Craig-Hallum Capital Group LLC, as underwriter (the “Underwriter”). The foregoing number of Shares includes 342,857 shares of Common Stock that may be sold pursuant to the exercise by the Underwriter of an option to purchase additional Shares granted to the Underwriter in the Underwriting Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Underwriting Agreement;

(b)	the Registration Statement on Form S-3 (Registration No.333-283555), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on December 2, 2024 and declared effective on December 12, 2024, including the exhibits thereto and the documents incorporated by reference therein, to and including the date of the Underwriting Agreement (the “Registration Statement”);

(c)	the base prospectus, dated December 12, 2024, included in the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement to the Base Prospectus, dated as of May 14, 2024, relating to the offer and sale of the Shares, and the final prospectus supplement, dated as of May 14, 2026, relating to the offer and sale of the Shares; and

(d)	copies of the Restated Certificate of Incorporation, and the Second Amended and Restated Bylaws of the Company, both as amended through the date hereof.

We have considered such matters of law and fact, and relied upon such certificates of officers of the Company and public officials, corporate records and other information furnished to us, including without limitation the certificates and representations referred to herein, as we have deemed appropriate as a basis for the opinion set forth below.

Colorado • Kentucky • Ohio • Oklahoma • Pennsylvania • Texas • West Virginia

Perma-Fix Environmental Services, Inc.

May 14, 2026

In arriving at the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the genuineness of all signatures. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and of the representations and warranties set forth therein and (ii) that the Underwriting Agreement is a legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

Based on and subject to the foregoing, and to the other assumptions, qualifications and limitations set forth herein, it is our opinion that the Shares have been duly authorized by the Company and, when issued, delivered, and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law as in effect on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

This opinion letter speaks only as of the date hereof, and we disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the forms of prospectus, preliminary prospectus supplement, and final prospectus supplement relating to the offering of the Shares included in the Registration Statement or filed by the Company pursuant to Rule 424(b) under the Securities Act. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Steptoe & Johnson PLLC